As filed with the Securities and Exchange Commission on November 14, 2011
Registration No. 333-●

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

MEMSIC, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3457049 (I.R.S. employer identification no.)
One Tech Drive, Suite 325, Andover, Massachusetts 01810 (Address of principal executive offices)

MEMSIC, Inc. Amended and Restated
2009 Nonqualified Inducement Stock Plan
(Full title of the plan(s))
____________________

Dr. Yang Zhao
MEMSIC, Inc.
One Tech Drive, Suite 325
Andover, Massachusetts 01810
(Name and address of agent for service)

(978)738-0900
(Telephone number, including area code, of agent for service)
____________________

Copies to:

Robert L. Birnbaum, Esq.
Robert W. Sweet, Jr., Esq.
Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Telecopy: (617) 832-7000
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☑ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,250,000 (1)(2)	$3.07 (3)	$3,831,250	$439.06
Total	1,250,000		$3,831,250	$439.06

1.
Represents shares of the Registrant’s common stock available for future issuance under the Amended and Restated 2009 Nonqualified Inducement Stock Plan (the “2009 Plan”).  To the extent outstanding awards under the 2009 Plan expire or are canceled without having been exercised in full or are repurchased or forfeited, the shares of common stock subject to such awards will be available for future issuance under the 2009 Plan and are covered by this registration statement.

2.
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2009 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

3.
The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee of shares reserved for future issuance based on the average of the high and low price of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on November 11, 2011.

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by MEMSIC, Inc., a Delaware corporation (the “Registrant”) to register 1,250,000 shares of the Registrant’s common stock, $0.01 par value per share, issuable pursuant to the Registrant’s Amended and Restated 2009 Nonqualified Inducement Stock Plan (“2009 Plan”), which shares are in addition to those previously registered on the Form S-8 (File Nos. 333-165982) filed with the Securities and Exchange Commission (the "SEC") on April 9, 2010 (the “Original Registration Statement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Original Registration Statement and the following documents filed by MEMSIC, Inc. with the SEC are incorporated by reference in this registration statement:

a)	Registrant’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2011 and amended on April 29, 2011;

b)	Those portions of the Registrant’s definitive proxy statement for its annual meeting of stockholders held on June 29, 2011 filed on May 26, 2011 that are deemed filed with the SEC;

c)	Registrant’s quarterly reports on Form 10-Q filed with the SEC on April 13, 2011, August 11, 2011 and November 14, 2011;

d)	Registrant’s current reports on Form 8-K filed with the SEC on April 8, 2011 and June 30, 2011; and

e)	The description of the Registrant’s common stock contained in Registrant’s registration statement on Form 8-A filed with the SEC on November 8, 2007.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:

MEMSIC, Inc.
One Tech Drive, Suite 325
Andover, Massachusetts 01810
(978)738-0900

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

The Registrant’s Exchange Act file number with the SEC is 001-33813.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for MEMSIC, Inc. by Foley Hoag llp, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

Incorporated by reference to the Original Registration Statement.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by Reference
			Form	Filing Date	Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of the Company		S-1	September 28, 2007	3.1
3.2	By-Laws of the Company		S-1	September 28, 2007	3.3
4.1	Specimen certificate for common stock of MEMSIC, Inc.		S-1/A	December 7, 2007	4.2
4.2	MEMSIC, Inc. Amended and Restated 2009 Nonqualified Inducement Stock Plan	X
5.1	Opinion of Foley Hoag LLP	X
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X
24.1	Power of attorney (contained on the signature page of this registration statement)

Item 9.  Undertakings.

Incorporated by reference to the Original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Massachusetts as of November 10, 2011.

MEMSIC, Inc.

By:	/s/ Dr. Yang Zhao
Dr. Yang Zhao President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Dr. Yang Zhao and Patricia Niu as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for him may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

/s/ Dr. Yang Zhao
Dr. Yang Zhao	President and Chief Executive Officer (principal executive officer)	November 10, 2011

/s/ Patricia Niu
Patricia Niu	Chief Financial Officer (principal financial officer and principal accounting officer)	November 10, 2011

/s/ Roger W. Blethen
Roger W. Blethen	Director	November 10, 2011
/s/ Lawrence A. Kaufman, Ph.D.
Lawrence A. Kaufman, Ph.D.	Director	November 10, 2011

/s/ Michael Tung
Michael Tung	Director	November 10, 2011
/s/ David K. Yang
David K. Yang	Director	November 10, 2011
/s/ Quan Zhou, Ph.D.
Quan Zhou, Ph.D.	Director	November 10, 2011

EXHIBIT INDEX

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by Reference
			Form	Filing Date	Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of the Company		S-1	September 28, 2007	3.1
3.2	By-Laws of the Company		S-1	September 28, 2007	3.3
4.1	Specimen certificate for common stock of MEMSIC, Inc.		S-1/A	December 7, 2007	4.2
4.2	MEMSIC, Inc. Amended and Restated 2009 Nonqualified Inducement Stock Plan	X
5.1	Opinion of Foley Hoag LLP	X
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X
24.1	Power of attorney (contained on the signature page of this registration statement)

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